Exhibit 99.3

NOTICE OF WITHDRAWAL

OF TENDER OF ANY OR ALL OF THE

7.625% SENIOR SUBORDINATED NOTES DUE 2017 AND THE GUARANTEES THEREOF

OF

ASBURY AUTOMOTIVE GROUP, INC.

Pursuant to the Prospectus dated                     , 2007

This notice of withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of any of the Original Notes (as defined below) pursuant to the Company’s (as defined below) offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $150,000,000 of registered 7.625% Senior Subordinated Notes due 2017 and the guarantees thereof for an equal principal amount of the Company’s outstanding 7.625% Senior Subordinated Notes due 2017 (the “Original Notes”) and the guarantees thereof, described in the prospectus dated                 , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”). Except as otherwise provided in the Prospectus, holders of any of the Original Notes may withdraw their tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on                 , 2007 or such later date and time to which the Exchange Offer may be extended (such date and time, the “Expiration Date”). To withdraw a tender, a holder must deliver this notice of withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to The Bank of New York (the “Exchange Agent”) prior to the Expiration Date. See “The Exchange Offer—Withdrawal of Tenders” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Registered or Certified Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – Floor 7 East New York, New York 10286 Attn: Carolle Montreuil	By Hand or Overnight Courier: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – Floor 7 East New York, New York 10286 Attn: Carolle Montreuil	By Facsimile: The Bank of New York (212) 298-1915 Attn: Carolle Montreuil

For information, call: (212) 815-5920

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND USE OF AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD READ THE SECTION OF THE PROSPECTUS ENTITLED “THE EXCHANGE OFFER—WITHDRAWAL OF TENDERS” AND THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:

The undersigned hereby withdrawals, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the procedures for withdrawals set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that no withdrawal of a tender of Original Notes may be made after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this notice of withdrawal prior to the Expiration Date.

Name of Person who Deposited the Original Notes to be Withdrawn:
(Please Print or Type)

Name in which the Original Notes to be Withdrawn are to be Registered, if Different from Depositor:
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If Original Notes were delivered by book-entry transfer at DTC, insert Depository Account Number:

Date:

Total Principal Amount of the Original Notes to be Withdrawn:
(must be an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

Certificate Number(s)*	Principal Amount of Original Notes Withdrawn**

* Need not be completed if the Original Notes being withdrawn are in book-entry form. ** Must be an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof.

This notice of withdrawal must be signed by the depositor(s) of Original Notes in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s):

Title(s):

Signature(s):

Address(es):